UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NORTHSTRIVE ACQUISITION CORP I.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Newport Center Drive

Newport Beach, CA 92660

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Units, each consisting of one Class A Ordinary Share, one warrant and one right entitling the holder to one-fourth of one Class A Ordinary Share	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	The Nasdaq Stock Market LLC
Rights, entitling the holder to receive one-fourth of one Class A Ordinary Share	The Nasdaq Stock Market LLC
Warrants, exercisable for one Class A Ordinary Share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-297611 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), rights to receive one-fourth of one Ordinary Share upon the completion of an initial business combination and warrants to purchase one Ordinary Share at $11.50 per share of NorthStrive Acquisition Corp I., a Cayman Islands exempted company (the “Registrant”). The description of the units (each consisting of one Ordinary Share, one right and one warrant), the Ordinary Shares, the rights and the warrants of the Registrant, as set forth under the caption “Description of Securities” in the prospectus forming a part of the Registration Statement on Form S-1, as initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 22, 2026 (Registration No. 333-297611), and as subsequently amended on August 11, 2026 (the “Registration Statement”), is hereby incorporated herein by reference. In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, or any prospectus supplement shall also be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NORTHSTRIVE ACQUISITION CORP I.

By:	/s/ Michel Tamer
Michel Tamer
Chief Executive Officer

Dated: August 17, 2026

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